UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

LendingClub Corporation
 (Exact name of registrant as specified in its charter)

Delaware	333-151827	51-0605731
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Convention Way, redwood City CA 94063	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 482.5232

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

LendingClub Corporation, a Delaware corporation (“LendingClub”), operates an online financial platform for borrowers seeking unsecured personal loans, between $1,000 and $25,000 and investors looking to indirectly fund these loans in amounts as low as $25. All loans originated on the platform are issued by WebBank, a FDIC-insured, Utah-chartered industrial bank (“WebBank”).  After issuing a loan, WebBank sells and assigns the loan to LendingClub, without recourse to WebBank, in exchange for the principal amount of the loan. The obligations of LendingClub and WebBank, with respect to these origination and sales activities, were set forth in a Loan Sale Agreement and a Loan Program Agreement, each as subsequently amended, and each dated as of December 10, 2010.  On November 9, 2010, LendingClub and WebBank amended and restated these agreements by entering into an Amended and Restated Loan Sale Agreement and an Amended and Restated Program Agreement.  The initial term of each agreement is three (3) years with two (2) one (1) year renewal periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation

November 15, 2010	By:	/s/ Carrie Dolan

Carrie Dolan
Chief Financial Officer
(duly authorized officer)